CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 2 to Registration Statement No. 333-176976 on Form N-1A of our report dated January 30, 2013, related to the statement of assets and liabilities of First Trust Preferred Securities and Income ETF, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
January 30, 2013